                                                                     Exhibit 3.1

                         MB INVESTMENT PROPERTIES, INC.
                         ------------------------------

                            Certificate of Secretary
                            ------------------------

        The undersigned, Robert J. Peterson, as Vice President and Assistant Secretary of MB Investment Properties, Inc., a corporation organized and existing under the laws of the State of Rhode Island ("MBIP"), in which capacity I am authorized to execute this Certificate on behalf of MBIP, for itself and as general partner of Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P., a Rhode Island limited partnership (the "Partnership") do hereby certify that attached hereto as Exhibit A is a true, correct and complete copy of the Amended and Restated Agreement of Limited Partnership of Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as secretary of the Corporation this 12th day of June, 1989.


                                     /s/ Robert J. Peterson
                                     -----------------------------
                                     Robert J. Peterson

                                   Exhibit A
                                   ---------

           AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MUTUAL BENEFIT CHICAGO MARRIOTT SUITE HOTEL PARTNERS, L.P.

                                TABLE OF CONTENTS
                                -----------------

Article One - Defined Terms

Article Two - Continuation, Name, Place of Business, Purpose and Term
     2.01   Continuation
     2.02   Name and Offices
     2.03   Purpose
     2.04   Term

Article Three - Partners and Capital
     3.01   General Partners
     3.02   Limited Partners
     3.03   Capital Contributions by General Partners
     3.04   Capital Contribution of the Withdrawing Initial Limited Partner
     3.05   Capital Contributions of Limited Partners
     3.06   Partnership Capital; Capital Accounts
     3.07   Liability of Limited Partners
     3.08   Obligation to Restore Negative Capital Account Balances on
              Liquidation

Article Four - Allocation of Taxable Income and Tax Losses and Cash
   Distributions
     4.01   Allocation of Taxable Income and Tax Losses from Operations
     4.02 Allocation of Taxable Income and Tax Losses from Capital Transactions and Refinancings
     4.03   Distribution of Cash Available for Distribution
     4.04 Distributions of Net Proceeds from Capital Transactions and Net Proceeds from Refinancings
     4.05   Allocations Among Partners
     4.06   Minimum Gain Allocation
     4.07   Regulatory Allocations
     4.08   Partners' Shares of Partnership Non-recourse Liabilities
     4.09   Certain Special Allocations
     4.10   Tax Allocations; Code Section 704(c)
     4.11   Section 754 Adjustments
     4.12   Section 1445 and Other Requirements

Article Five - Rights, Powers and Duties of the General Partners
     5.01   Authority of the General Partners to Manage the Partnership

     5.02   Restrictions on Authority of the General Partners
     5.03   Duties and Obligations of the General Partners
     5.04   Compensation and Reimbursement of General Partners
     5.05   Other Business of Partners
     5.06   Limitation on Liability of General Partners; Indemnification

Article Six - Withdrawal and Removal of General Partners
     6.01   Limitation on Voluntary Withdrawal
     6.02   Termination of General Partner
     6.03   Liability of Terminated General Partner
     6.04   Removal of General Partner and Valuation of Interest of General
               Partner

Article Seven - Transfer of Units
     7.01   Transfer by Limited Partners
     7.02   Substitute Limited Partners
     7.03   Transfer on Death or Incapacity
     7.04   Effective Date of Transfer
     7.05   Indemnification and Terms of Admission

Article Eight - Dissolution and Liquidation of the Partnership
     8.01   Events Causing Dissolution
     8.02   Liquidation

Article Nine - Books and Records, Accounting, Reports, Tax Elections, Etc.
     9.01   Books and Records
     9.02   Accounting and Fiscal Year
     9.03   Bank Accounts and Investments
     9.04   Reports
     9.05   Tax Depreciation and Elections
     9.06   Designation of Tax Matters Partner

Article Ten - Meeting and Voting Rights of Limited Partners
     10.01  Meetings
     10.02  Special Voting Rights of Limited Partners

Article Eleven - Miscellaneous Provisions
     11.01  Appointment of Each General Partner as Attorney-in-Fact
     11.02  Amendment
     11.03  Binding Provisions
     11.04  Applicable Law
     11.05  Counterparts
     11.06  Separability of Provisions
     11.07  Section Titles
Schedule I  Names, Addresses, Capital Contributions and Number of Units of
               Limited Partners

Schedule II  Description of Hotel Property
Schedule III General Partners' Compensation

THE UNITS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR CERTAIN STATE SECURITIES LAWS. UNITS ACQUIRED BY LIMITED PARTNERS MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE UNITS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNERS THAT SUCH REGISTRATION IS NOT REQUIRED. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE UNITS ARE SET FORTH IN THIS AGREEMENT.


                         AMENDED AND RESTATED AGREEMENT
                         ------------------------------
                             OF LIMITED PARTNERSHIP
                             ----------------------

        This Amended and Restated Agreement of Limited Partnership of Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P. (the "Partnership") dated as of June 12 , 1989 is made and entered into by and among MB Investment Properties, Inc., a Rhode Island corporation ("MBIP") and MOHS Corporation, a Delaware Corporation ("MOHS"), MBIP and MOHS hereinafter sometimes being referred to individually as a "General Partner" and collectively as the "General Partners"), Mutual Benefit Financial Service Management Company, Inc. ("FIMSCO"), a New Jersey corporation, as the Withdrawing Initial Limited Partner, and those additional limited partners whose names appear on Schedule I ("Limited Partners") who upon execution of this Agreement by their attorney-in-fact are being admitted to the Partnership.


                                  BACKGROUND
                                  ----------

        On August 31, 1988 a Certificate of Limited Partnership of Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P. was filed with the Secretary of State of the State of Rhode Island, whereby MBIP, as general partner and FIMSCO, as initial limited partner, formed the Partnership as a limited partnership pursuant to Rhode Island law. An Agreement of Limited Partnership among the same parties was executed on August 31, 1988.

        The Partners now desire to continue the Partnership, admit MOHS as an additional General Partner, admit the Limited Partners as additional limited partners, permit the withdrawal of FIMSCO as a limited partner, and amend and restate all the terms and provisions governing the Partnership as set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree to amend and restate all the terms and provisions governing the Partnership as follows:

                                  ARTICLE ONE

                                 DEFINED TERMS

        Section 1.01. The following terms used in this Agreement, unless the context otherwise requires, shall have the meanings specified in this Section 1.01:

        "Accountant" means Laventhol & Horwath, or such other comparable firm of
         ----------
independent certified public accountants as may be engaged by the Managing General Partner for the purpose of preparing the tax returns and financial reports for the Partnership.

        "Adjusted Capital Contribution" means a Partner's Capital Contribution,
         -----------------------------
less all Distributions to such Partner pursuant to Section 4.04(a) from the date of such Partner's admission to the Partnership to such given time, but in no event less than zero. In no event shall any Distribution arising from any Cash Flow Guaranty Payments be considered a reduction in a Partner's Adjusted Capital Contribution.

        "Affiliate" or "Affiliated Person" means, when used with reference to a
         --------------------------------
specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, (iv) any relative or spouse of the specified Person who makes his home with that of the specified Person. Affiliate or Affiliated Person of the Partnership or the General Partners does not include a Person who is a partner in a partnership or a joint venture with the Partnership or any other Affiliated Person if such Person is not otherwise an Affiliate or Affiliated Person of the Partnership or the General Partners.

        "Agreement" means this Amended and Restated Agreement of Limited
         ---------
Partnership, as originally executed and as amended from time to time.

        "Bankruptcy" means, with reference to any Partner:
         ----------

        (a) the entry of an order for relief (or similar court order) against such Partner which authorizes a case brought under Chapter 7, 11 or 13 of Title 11 of the United States Code to proceed;

        (b) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding by such Partner;

        (c) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding against such Partner if such proceeding is not dismissed within 60 days after the commencement thereof;

        (d) the entry of a court decree or court order which remains unstayed and in effect for a period of 30 consecutive days:

            (i) adjudging such Partner insolvent under any federal, state or foreign law relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, receivership or the like;

            (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, such Partner or his property under any federal, state or foreign law relating to insolvency, reorganization, arrangement, liquidation, receivership or the like;

            (iii) appointing a receiver, liquidator, assignee, trustee, conservator, or sequester (or other similar official) of such Partner, or of all, or of a substantial part, of such Partner's property; or

            (iv) ordering the winding up, dissolution or liquidation of the affairs of such Partner;

        (e) the written consent by such Partner to the institution against him of any proceeding of the type described in subsection (a), (b), (c) and (d);

        (f) the written consent by such Partner to the appointment of a receiver, liquidator, assignee, trustee, conservator or sequester (or other similar official) of such Partner, or of all, or of a substantial part, of his properties;

        (g) the making by such Partner of an assignment for the benefit of creditors;

        (h) the admission in writing by such Partner of his inability to pay his debts generally as they come due;

        (i) the taking of any corporate or other action by such Partner in furtherance of any of the foregoing; or

        (j) if such Partner becomes insolvent by the taking of any act or the making of any transfer, or otherwise, as "insolvency" is or may be defined pursuant to the Federal Bankruptcy Code, the Federal Bankruptcy Act, the Uniform Fraudulent Conveyances Act, any state or federal act, or the ruling of any court.

        "Book Depreciation" has the meaning set forth in Section 3.06C.
         -----------------

        "Book Profits and Losses" means the Taxable Income or Tax Losses of the
         -----------------------
Partnership, as adjusted for purposes of determining and maintaining the Partners' Capital Accounts as provided in Section 3.06 hereof.

        "Capital Account" means, with respect to a Partner, such Partner's total
         ---------------
Capital Contribution, increased or decreased as provided in Section 3.06 of this Agreement.

        "Capital Contribution" means, with respect to any Partner, the total
         --------------------
amount of money (prior to the deduction of any selling commissions, fees or expenses), and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

        "Capital Transactions" means the sale, exchange or disposition
         --------------------
(including the grant of a long-term leasehold) of any Partnership property that is not in the ordinary course of business, or casualty damage to or condemnation of any Partnership property, or any substantial interest therein or portion thereof.

        "Cash Available for Distribution" means, with respect to any fiscal
         -------------------------------
period, the cash revenues of the Partnership from all sources during such fiscal period other than Net Proceeds from Capital Transactions or Net Proceeds from Refinancings, less (i) all cash expenditures of the Partnership during such fiscal period, including without limitation debt service on the First Mortgage Loan, operating and administrative expenses, rent under the Ground Lease, payment to the Repairs and Equipment Reserve required by Paragraph 7.02B or 7.02E of the Hotel Management

Agreement, and any fees paid by the Partnership for management services as required by Paragraph 5.01B of the Hotel Management Agreement and (ii) such Reserves as may be determined by the Managing General Partner, in its sole discretion, to be necessary to provide for the foreseeable needs of the Partnership.

        "Cash Flow Guaranty Payments" means any payments made by Marriott, or
         ---------------------------
its successors or assigns pursuant to Section 9.04 of the Purchase and Sale Agreement.

        "Certificate of Limited Partnership" means the Partnership's Certificate
         ----------------------------------
of Limited Partnership, as filed in accordance with the Partnership Act, and as it has been, and may hereafter be, amended.

        "Closing" means a closing (including the Initial Closing and any
         -------
Subsequent Closings) of the sale of Units and the admission to the Partnership of one or more Limited Partners subscribing for the Units. There may be one or more Closings.

        "Code" means the Internal Revenue Code of 1986, as amended (or any
         ----
corresponding provision or provisions of succeeding law) and Treasury Regulations promulgated thereunder.

        "Consent" means either (a) the consent given by vote at a meeting called
         -------
and held in accordance with the provisions of Section 10.01, or (b) a prior written consent required or permitted to be given pursuant to this Agreement or the act granting such consent, as the context may require.

        "Debt Service Guaranty" means the agreement of Marriott Corporation, an
         ---------------------
Affiliate of MOHS, to advance to the Partnership amounts necessary to fund the Partnership's debt service on the First Mortgage Loan in excess of Partnership funds available therefor, up to a maximum amount of $2,500,000 until the earlier of (i) the date certain performance standards are achieved, or (ii) five years from the Hotel Closing, as more fully described in the Purchase and Sale Agreement.

        "Distribution" means, when used with reference to a Partner or Partners,
         ------------
any cash payments by the Partnership to such Partner or Partners on account of his or their Interests, regardless of the source of the funds used for such payments, but not including repayment of principal and interest on any indebtedness of the Partnership to such Partner or any payment of fees or compensation or reimbursement of expenses to such Partner.

        "8% Preferred Return" means, with respect to any period commencing on
         -------------------
date of the Closing at which a Limited Partner is admitted and extending to any given time thereafter, the amount representing an uncompounded yield of eight percent (8%) per annum on the Adjusted Capital Contributions of such Limited Partner outstanding from time to time during such period.

        "8% Preferred Return Arrearage" means the cumulative amount, if any, by
         -----------------------------
which the Distributions to all the Limited Partners pursuant to subsections 4.03A(a), and 4.04(b) and (c) are less than the cumulative 8% Preferred Return computed to such given time.

        "Family" means, with respect to any Partner, that Partner's brothers,
         ------
sisters, spouse, ancestors, and lineal descendants.

        "First Crossover Point" means the first point in time when Distributions
         ---------------------
to the Partners pursuant to Section 4.04(a) in the aggregate equal $5,982,000.

        "First Mortgage Loan" that certain first mortgage loan made or to be
         -------------------
made to the Partnership by the National Bank of Canada in principal amount of $25,500,000 and secured by a first mortgage covering the Hotel and the Partnership's interest in the Ground Lease, and if the First Mortgage Loan is replaced or supplemented by subsequent financing and mortgages in accordance with this Agreement, such term shall refer to any such subsequent financing, mortgage, or mortgages.

        "Fiscal Quarter" means each of the calendar quarters comprising the
         --------------
Partnership's Fiscal Year.

        "Fiscal Year" means the fiscal year of the Partnership as established in
         -----------
Section 9.02.

        "Five Percent Test" shall have the meaning specified in Section
         -----------------
7.01A(vi).

        "Foreclosure Guaranty" means the guarantee of MOHS of up to $5,000,000
         --------------------
of any First Mortgage Loan indebtedness remaining upon a foreclosure of the Hotel in the event that proceeds of a foreclosure are less than $5,000,000.

        "General Partners" means MOHS Corporation, a Delaware corporation, and
         ----------------
MB Investment Properties, Inc., a Rhode Island corporation, or any Person who becomes an additional or successor general partner in accordance with this Agreement, but in the event that any of such Persons is at any time no longer acting as general partner, the term shall mean only the party or parties then acting in such capacity.

        "General Partners' Preferred Return" means, with respect to any period
         ----------------------------------
commencing on the date of the Initial Closing and extending to any given time thereafter, the amount representing an uncompounded yield of eight percent (8%) per annum on the Adjusted Capital Contributions of the General Partners outstanding from time to time during such period.

        "General Partners' Preferred Return Arrearage" means the cumulative
         --------------------------------------------
amount, if any, by which Distributions to the General Partners pursuant to
Section 4.03A(c) and 4.04(d) and (e) are less than the General Partners' Cumulative Preferred Return computed to such given time.

        "Ground Lease" means that certain land lease of the sites of the Hotel
         ------------
Property by and between the Partnership (as assignee of Marriott's rights as tenant therein) and Simon-Rosemont Developers, an Illinois limited partnership, as executed on June 16, 1986, and as it may be further amended from time to time.

        "Gross Asset Value" means, with respect to any asset, the asset's
         -----------------
adjusted basis for federal income tax purposes, except as adjusted pursuant to
Section 3.06B.

        "Hotel" means that certain hotel known as the Marriott Suites O'Hare,
         -----
located in the Village of Rosemont, Illinois, together with the Hotel Property.

        "Hotel Closing" means the date the Partnership acquires title to the
         -------------
Hotel and the leasehold interest in the Ground Lease.

        "Hotel Management Agreement" means the agreement to be entered into
         --------------------------
between the Partnership and the Manager relating to management of the Hotel, to be dated as of the date of the Hotel Closing and as it may be amended from time to time.

        "Hotel Property" means the real property described on Schedule II to
         --------------
this Agreement.

        "Incentive Management Fee" means the Incentive Management Fee payable to
         ------------------------
the Manager pursuant to Section 5.0lB of the Hotel Management Agreement.

        "Initial Closing" means the first closing at which Limited Partners are
         ---------------
admitted to the Partnership.

        "Interest" means the entire interest of a Partner in the Partnership at
         --------
any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement. Reference to a majority or specified percentage in Interest of the Limited Partners means Limited Partners holding Units which represent over 50% of such specified percentage, respectively, of the aggregate number of Units then outstanding.

        "Limited Partner" means any Person listed on Schedule I hereto, and any
         ---------------
other Person who may be later admitted into the Partnership as an additional or Substitute Limited Partner, and shall include a General Partner to the extent such General Partner purchases or succeeds to the Interest of a Limited Partner in one or more Units.

        "Manager" means Marriott Hotels, Inc., a Delaware corporation, for so
         -------
long as the Hotel Management Agreement remains in effect or any other Person who may from time to time act as manager of the Hotel.

        "Managing General Partner" means MBIP.
         ------------------------

        "Marriott" means Marriott Corporation, a Delaware corporation.
         --------

        "Memorandum" means the Partnership's Private Offering Memorandum dated
         ----------
September 15, 1988 concerning the offering of the Units for sale to investors.

        "Minimum Gain" means the amount determined by computing, with respect to
         ------------
each non-recourse liability of the Partnership, the amount of Taxable Income, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed. For purposes of determining the amount of such Taxable Income with respect to a liability, the adjusted basis, for federal income tax purposes, of the asset subject to the liability shall be allocated among all the liabilities that the asset secures in the manner set forth in Treasury Regulation l.704-lT(b)(4)(iv)(c) (or successor provisions). If Partnership property subject to one or more non-recourse liabilities of the Partnership is, under Treasury Regulation l.704-l(b)(2)(iv)(d),(f), or (r), properly reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of such property, then the determination of Minimum Gain shall be made with reference to such book value.

        "Minimum Subscription" means subscriptions for the purchase of Units
         --------------------
acceptable to the General Partners for no less than 235 Units, which Units have been sold in bona fide transactions and fully paid for with customer funds that have cleared the banking system.

        "Net Proceeds from Capital Transactions" means all cash receipts arising
         --------------------------------------
from a Capital Transaction (including cash realized upon the sale or discount of any evidence of indebtedness received by the Partnership on account of any Capital Transaction), less (i) the amount of cash applied by the General Partners in their sole discretion or to the extent required by any lender to the payment of debts and obligations of the Partnership (including the First Mortgage Loan and nonrecourse debts related to the particular Capital Transaction but excluding debts and obligations of the Partnership to any
                ---------
Partner or Affiliate of any Partner); (ii) the amount of cash paid or to be paid by the Partnership in connection with expenses (other than expenses payable to any Partner or Affiliate) associated with such Capital Transaction (which shall include, with regard to damage recoveries or insurance or condemnation proceeds, cash paid or to be paid in connection with repairs, replacements or renewals, in the discretion of the General Partners, relating to damage to or partial condemnation of the Property); and (iii) the amount considered appropriate by the General Partners as Reserves.

        "Net Proceeds from Refinancings" means all cash receipts arising from a
         ------------------------------
Refinancing, less (i) the amount of cash paid or to be paid by the Partnership for expenses in connection with such Refinancing and for repayment of previously incurred Partnership Debt; (ii) the amount considered appropriate by the General Partners as Reserves; and (iii) the cost of any expansion of the Hotel deemed appropriate by the General Partners.

        "Notification" means a written notice, containing the information
         ------------
required by this Agreement to be communicated to any Person, sent by registered, certified or regular mail to such Person at the last known address of such Person; provided, however, that any communication containing such information sent to such person and actually received by such Person shall constitute Notification for all purposes of the Agreement.

        "Partners" means, collectively, the Limited Partners as constituted from
         --------
time to time and the General Partners. Reference to a "Partner" shall be to any of the Partners.

        "Partnership" means the limited partnership formed by the Certificate of
         -----------
Limited Partnership, as said Partnership may from time to time be constituted.

        "Partnership Act" means the Revised Uniform Limited Partnership Act as
         ---------------
adopted by the State of Rhode Island.

        "Partnership Debt" means any indebtedness for borrowed money incurred by
         ----------------
the Partnership.

        "Person" means any individual, partnership, corporation, cooperative,
         ------
trust, estate, government (or any branch or agency thereof) or other entity.

        "Purchase and Sale Agreement" means that certain purchase and sale
         ---------------------------
agreement between the Partnership and Marriott dated February 16, 1989.

        "Refinancing" means any mortgage refinancing or borrowing, the proceeds
         -----------
of which are applied to the repayment of previously incurred Partnership Debt and includes a sale and leaseback if no taxable gain is recognized for federal income tax purposes.

        "Reimbursement Agreement" means that certain agreement between the
         -----------------------
Partnership and Marriott dated of even date herewith, pursuant to which the Partnership agrees to repay to Marriott advances made by Marriott under the Debt Service Guaranty.

        "Reserves" means, with respect to any fiscal period, the amount of funds
         --------
set aside for, or amounts allocated during such period to, reserves for contingent liabilities, working capital, repairs, replacements, renewals and to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership or operation of the Hotel or otherwise deemed by the General Partners as necessary to meet the current or anticipated future needs of the Partnership.

        "Second Crossover Point" means the first point in time when
         ----------------------
Distributions to the Partners pursuant to Section 4.06(a) in the aggregate equal $11,964,000.

        "Share of Minimum Gain" means for each Partner, the excess of (i) the
         ---------------------
sum of (a) the aggregate non-recourse deductions (as defined below) allocated to such Partner (and such Partner's predecessors in interest) up to that time and
(b) the aggregate Distributions to such Partner (and such Partner's predecessors in interest) up to that time of proceeds of a non-recourse liability that are allocable to an increase in Minimum Gain over (2) the sum of (a) such Partner's (and such Partner's predecessors' in interest) aggregate share of the net decrease in Minimum Gain up to that time and (b) such Partner's (and such Partner's predecessors' in interest) aggregate share of the decreases up to that time in Minimum Gain resulting from revaluations of

Partnership Property subject to one or more non-recourse liabilities of the Partnership. For this purpose, the amount of non-recourse deductions for a Partnership taxable year equals the excess, if any, of the net increase in the amount of Minimum Gain during such year, over the aggregate amount of any Distributions during such year of proceeds of a non-recourse liability that are allocable to an increase in Minimum Gain.

        "Subscription Agreement" means that certain agreement executed by each
         ----------------------
Limited Partner to evidence his obligation to subscribe for Units.

        "Subsequent Closing" means any Closing subsequent to the Initial Closing
         ------------------
at which time Limited Partners subscribing for Units in excess of the Minimum Subscription up to a maximum of 335 Units are admitted to the Partnership.

        "Substitute Limited Partner" means any Person admitted to the
         --------------------------
Partnership as a Limited Partner pursuant to the provisions of Section 7.02 hereof.

        "Syndication Expenses" means all expenditures classified as syndication
         --------------------
expenses pursuant to Treasury Regulation Section 1.709-2(b). Syndication Expenses shall be taken into account in determining and maintaining Capital Accounts pursuant to Section 3.06A of this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

        "Tax Matters Partner" shall have the meaning set forth in Section 9.06.
         -------------------

        "Taxable Income" and "Tax Losses" means the Partnership's taxable income
         --------------       ----------
or tax losses, respectively, for each fiscal year (or part thereof) as determined for federal income tax purposes, and includes, where the context requires, all items of income, gain, loss, deduction and credit which enter into the computation thereof.

        "Termination" means, when used with reference to a Partner, the death,
         -----------
insanity, disability, incapacity, Bankruptcy, liquidation, dissolution, withdrawal or resignation of such Partner, and when used with reference to a General Partner, also includes the General Partner's breach of Section 6.01.

        "Transferee" and "Transferor" shall have the meanings set forth in
         ----------       ----------
Section 7.01 hereof.

        "Unit" means one of the 335 Units of limited partnership interest in the
         ----
Partnership which are the subject of the Memorandum. Each Unit shall be equal to every other Unit in the rights, duties and obligations appertaining thereto other than as may be specified elsewhere herein.

        "Withdrawing Initial Limited Partner" means Mutual Benefit Financial
         -----------------------------------
Service Management Company, Inc. ("FIMSCO"), a New Jersey corporation.

        Section 1.02 Additional Defined Terms. To the extent that terms bearing
                     ------------------------
initial upper case letters are not defined in Section 1.01 hereof, such terms shall have the meaning otherwise set forth in this Agreement.

                                   ARTICLE TWO

                     CONTINUATION, NAME, PLACE OF BUSINESS,
                                PURPOSE AND TERM

        Section 2.01. Continuation. The parties do hereby continue the
                      ------------
Partnership as a limited partnership and elect to be governed and bound by the provisions of the Partnership Act.

        Section 2.02. Name and Offices. The name of the Partnership shall be
                      ----------------
Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P. The principal offices of the Partnership shall be located at 290 Westminster Street, Providence, Rhode Island 02903 or at such other place or places as the Managing General Partner may from time to time determine. The address of the registered office of the Partnership in the State of Rhode Island shall be 290 Westminster Street, Providence, Rhode Island 02903, and the registered agent in charge thereof shall be MB Investment Properties, Inc., 290 Westminster Street, Providence, Rhode Island.

        Section 2.03. Purpose. The purpose of the Partnership is to (i) acquire,
                      -------
develop, own, lease, mortgage, operate and dispose of the Hotel, and (ii) engage in any other activities necessary, related or incidental thereto.

        Section 2.04. Term. The term of the Partnership shall continue in full
                      ----
force and effect until December 31, 2063, or until dissolution prior thereto pursuant to the provisions of Article Eight.

        Section 2.05. Title to Partnership Property. All property owned by the
                      -----------------------------
Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more individuals, partnerships, trusts or other entities.

                                  ARTICLE THREE

                              PARTNERS AND CAPITAL

        Section 3.01. General Partners. The General Partners of the Partnership
                      ----------------
shall be MB Investment Properties, Inc., a Rhode Island corporation, having its business address at 290 Westminster Street, Providence, Rhode Island 02903, and MOHS Corporation, a Delaware corporation, having its business address at 10400 Fernwood Road, Bethesda, Maryland 20058.

        Section 3.02. Limited Partners.
                      ----------------

        A. The name and business or residence address of each Limited Partner, and the amount of cash contributed by, and the number of Units held by each Limited Partner are set forth in Schedule I, attached hereto. After Limited Partners collectively acquiring 335 Units have been admitted to the Partnership, and except as provided in Article VII, the General Partners may admit additional Persons as Limited Partners only with the consent of all of the Limited Partners. Schedule I may be amended by the General Partners without the consent of the Limited Partners from time to time to reflect the withdrawal, addition or substitution of Limited Partners.

        B. Persons subscribing for no less than the Minimum Subscription shall be admitted to the Partnership at the Initial Closing. Thereafter, Persons Subscribing for Units in excess of the Minimum Subscription up to a maximum of 335 Units may be admitted as Limited Partners at one or more Subsequent Closings to occur at such time or times as the Managing General Partner deems appropriate, provided that the final Subsequent Closing shall occur on or before September 30, 1989. If Persons subscribing for a total of 335 Units have not been admitted to the Partnership by September 30, 1989, the Managing General Partner or an Affiliate of the Managing General Partner will purchase any unsold Units, net of sales commissions attributable to such Units, as more fully described in the Memorandum.

        Section 3.03. Capital Contributions by General Partners. The General
                      -----------------------------------------
Partners shall make a Capital Contribution to the Partnership of $239,000 (MBIP contributing $119,500 and MOHS contributing $119,500) on the date of the Initial Closing.

        Section 3.04. Capital Contributions of the Withdrawing Initial Limited
                      --------------------------------------------------------
Partner.
-------

        Upon execution of this Agreement, the Withdrawing Limited Partner shall withdraw from the Partnership as a limited partner, its contribution of $100 to the capital of the Partnership shall be refunded, and its interest in the Partnership shall be cancelled.

        Section 3.05. Capital Contributions of Limited Partners.
                      -----------------------------------------

       Except with respect to Units acquired by the General Partners or their Affiliates, each Limited Partner shall contribute $35,000 for each Unit acquired. Said Capital Contribution shall be paid in cash at Closing. Fractional Units may be sold, in the sole discretion of the General Partners, provided that the total number of purchasers of Units does not exceed the lesser of (i) the number of purchasers permitted by Regulation D under the Securities Act of 1933 and applicable state securities laws or (ii) 499 persons. For this purpose, "person" shall have the meaning set forth in Rule 12g5-l of the General Rules and Regulations of the Securities and Exchange Commission.

        Section 3.06. Partnership Capital; Capital Accounts.
                      -------------------------------------

        A. A Capital Account shall be maintained on the books of the Partnership for each Partner, which shall be (i) credited with its Capital Contributions and the amount of any Partnership liabilities that are assumed by such Partner; (ii) credited with its distributive share of Taxable Income and any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Taxable Income; (iii) charged with its distributive share of Tax Losses and any nondeductible expenditures of the Partnership (including Syndication Expenses), described in Code Section 705(a)(2)(B) or treated as Code
Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account under this Section 3.06A; and (iv) charged with any Distributions to the Partner.

        In the case of property other than cash contributed to the Partnership or distributed to a Partner, each Partner's Capital Account will be credited with the Gross Asset Value of property contributed to the Partnership (net of liabilities assumed by the Partnership and liabilities to which such contributed property is subject) and shall be debited with the cash and the Gross Asset Value of property distributed to him (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject). In the event the Gross Asset Values of Partnership assets are adjusted pursuant to Section 3.06B hereof, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

        Upon the sale, exchange or other transfer of an Interest, or the assignment of such Interest to a new Partner, the Capital Account of the Transferor shall carry over to the Transferee.

        The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the General Partners may, without the consent of any of the Limited Partners, amend this Agreement to make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article VIII of this Agreement upon the dissolution of the Partnership. The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation
Section 1.704-1(b)(2)(iv). The General Partners also shall amend this Agreement to make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) (2) (iv). Notwithstanding the foregoing, without the unanimous Consent of the Limited Partners, the General Partners may not amend this Agreement to provide for the modifications described above unless, in the reasonable judgment of both General Partners, such amendment: (i) is for the benefit of or not adverse to the interests of the Limited Partners; (ii) does not materially affect the distribution of Cash Available for Distribution, Net Proceeds from Capital Transactions, Net Proceeds from Refinancings, or the allocation of Taxable Income or Tax Losses among the Limited Partners or between the Limited Partners as a class and the General Partners, and (iii) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

        B. For purposes of determining and maintaining the Partners' Capital Accounts, the Gross Asset Value of Partnership assets shall be adjusted as follows:

                 (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

                 (ii) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners with reference to Section 7701(g) of the Code, as of the following times: (a) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the
                                 -- -------
        distribution by the Partnership to a Partner of more than a de minimis
                                                                    -- -------
        amount of Partnership property other than money, unless all Partners receive simultaneous distribution of undivided interests in the distributed property in proportion to their interest in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Code Section 708(b)(l)(B); and

                 (iii) if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (i) or (ii) of this Section 3.06B, such Gross Asset Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Book Profits and Losses, as set forth in Section 3.06C.

        C. For purposes of determining and maintaining the Partners' Capital Accounts and the computation of Book Profits and Losses only, the following adjustments shall be made to the calculation of Taxable Income and Tax Losses reflected in the Partners' Capital Accounts:

                 (i) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                 (ii) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such Taxable Income or Tax Losses, there shall be taken into account Book Depreciation for such Fiscal Year or other period, computed as hereinafter set forth;

                 (iii) for this purpose, "Book Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Book Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deductions for such year or other period bears to such beginning adjusted tax basis; and

                (iv) allocations of Book Profits and Losses among the Partners shall be made in accordance with the provisions of Section 4.07 hereof respecting allocations of Taxable Income and Tax Losses among Partners.

        D. No interest shall be paid by the Partnership on any Capital Contribution. Loans to the Partnership by any Partner shall not be considered Capital Contributions. A Partner shall not be entitled to demand the return of, or to withdraw, any part of his Capital Contribution or his Capital Account, or to receive any Distribution, except as provided in this Agreement. Except as otherwise provided in this Agreement, no Partner shall be liable for the return of the Capital Contribution of any other Partner or the payment of interest thereon. Except as otherwise provided in this Agreement, no Partner shall be obligated to make any contributions to the capital of the Partnership other than the Capital Contributions provided for in this Article Three.

        Section 3.07. Liability of Limited Partners.
                      -----------------------------

        Except as otherwise provided in the Partnership Act or in this Agreement, no Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Limited Partners shall be liable only to make their Capital Contributions and may, but shall not be required, to lend any funds to the Partnership. Limited Partners shall not be required to make any further Capital Contributions to the Partnership except as provided in Section 3.08 or by the Partnership Act.

        Section 3.08. Obligation to Restore Negative Capital Account Balances on
                      ----------------------------------------------------------
Liquidation. If any Partner has a negative Capital Account balance following the
-----------
"liquidation" of the Partnership or of that Partner's Interest in the Partnership within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), after taking into account all Capital Account adjustments (including adjustments arising from the liquidation) for the Partnership taxable year during which such "liquidation" occurs, other than those made pursuant to this Section 3.08, that Partner shall be unconditionally obligated to restore the amount of such negative Capital Account balance to the Partnership by the end of such taxable year (or, if later, within 90 days after the date of such "liquidation"). Amounts contributed to the Partnership in respect of such obligation to restore negative Capital Account Balances shall be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances as of the date of "liquidation". Amounts contributed to the Partnership in respect of such obligation to restore negative Capital Account balances may be contributed to the liquidating trust described in Section 8.02(D).

                                  ARTICLE FOUR

                   Allocation of Taxable Income and Tax Losses
                             and Cash Distributions

        Section 4.01. Allocation of Taxable Income and Tax Losses.
                      -------------------------------------------
Subject to the special allocations set forth in Sections 4.06 and 4.07, Taxable Income and Tax Losses for each Fiscal Year of the Partnership (or part thereof) other than those to be allocated pursuant to Section 4.02 hereof shall be allocated among the Partners as follows:

                 (i) Such Taxable Income shall be allocated:

                     (a) first, to the Partners in the same percentages and amounts that Cash Available for Distribution is distributed to such Partners pursuant to Section 4.03 for such Fiscal Year; and

                     (b) the balance, if any, 98% to the Limited Partners and 2% to the General Partners until the First Crossover Point has been reached; 85% to the Limited Partners, 10% to MOHS, and 5% to MBIP until the Second Crossover Point has been reached; and thereafter, 70% to the Limited Partners, 20% to MOHS, and 10% to MBIP.

                (ii) Such Tax Losses shall be allocated: 69% to MOHS, 30% to the Limited Partners and 1% to MEIP.

               (iii) In any event, for each Fiscal Year at least 1% of such Taxable Income or Tax Losses (as the case may be) shall be allocated to each of the General Partners.

        Section 4.02 Allocation of Taxable Income and Tax Losses from Capital
                     --------------------------------------------------------
Transactions and Refinancings. Subject to the special allocations set forth in
-----------------------------
Sections 4.06 and 4.07, Taxable

Income and Tax Losses from Capital Transactions and Refinancings shall be allocated to the Partners as follows:

                (i) Taxable Income from Capital Transactions or Refinancings shall be allocated:

                     (a) first, to the Partners with negative Capital
        Accounts pro rata in such amounts as will result in the elimination of the negative Capital Accounts of such Partners; provided, however, that if Taxable Income to be allocated pursuant to this Section 4.02(i)(a) is insufficient to eliminate all Negative Capital Accounts, such Taxable Income will be allocated to Partners with Negative Capital Accounts in the proportion that each such Partner's Negative Capital Account bears to the total of all such Negative Capital Accounts;

                     (b) then, 98% to the Limited Partners and 2% to the General Partners until the Partners' Capital Accounts are equal to their Adjusted Capital Contributions;

                     (c) then, to the Limited Partners in an amount equal to their 8% Preferred Return for such year less the amount previously distributed for such year, if any, under Section 4.04(b) or Section 4.03;

                     (d) then, to the Limited Partners in an amount equal to their 8% Preferred Return Arrearages;

                     (e) then, to the General Partners in an amount equal to their General Partners' Preferred Return for such year, less the amount previously allocated for such year, if any, under Section 4.04(d) or Section 4.03;

                     (f) then, to the General Partners in an amount equal to their General Partners' Preferred Return Arrearage;

                     (g) then the balance, if any, 70% to the Limited Partners, 20% to MOHS, and 10% to MBIP.

               (ii) Tax Losses from Capital Transactions or Refinancings shall be allocated as follows:

                     (a) first, to the Partners with positive Capital
        Accounts, pro rata in such amounts as will result in the elimination (or reduction to the maximum extent possible) of the positive Capital Accounts of such Partners; and

                    (b) the balance of such Tax Losses, if any, shall be allocated 70% to the Limited Partners, 20% to MOHS, and 10% to MBIP.

              (iii) Notwithstanding the foregoing provisions, if Taxable Income to be allocated includes income treated as ordinary income for federal income tax purposes because such Taxable Income is attributable to the recapture of depreciation under Section 1245 or 1250 of the Code, such Taxable Income, to the extent treated as ordinary income, shall be allocated to and reported by the Partners in proportion to their accumulated depreciation allocations. The Partnership shall keep records of such allocations of depreciation to the Partners. In determining the accumulated depreciation allocations of the Partners, depreciation deductions for each taxable year shall be deemed allocated to the Partners in the same proportion as the Taxable Income or Tax Losses in that particular taxable year were allocated to the Partners.

               (iv) Notwithstanding anything to the contrary, in any event, for each Fiscal Year, at least 1% of the Taxable Income or Tax Losses from Capital Transactions or Refinancings shall be allocated to each of the General Partners.

        Section 4.03 Distribution of Cash Available for Distribution.
                     -----------------------------------------------

        A. Cash Available for Distribution shall be determined for each Fiscal Year and shall be distributed at such time or times as the Managing General Partner deems appropriate in its sole discretion, but in no event less than once in each Fiscal Year, as follows:

        (a) First, 100% to the Limited Partners until they have received their 8% Preferred Return for such Fiscal Year and any 8% Preferred Return Arrearage;

        (b) Second, to pay to Marriott principal and accrued interest on any advances made by Marriott under the Debt Service Guaranty in accordance with the terms of the Reimbursement Agreement;

        (c) Third, 100% to the General Partners until they have received the General Partners' Preferred Return for such Fiscal Year and any General Partners' Preferred Return Arrearage; and

        (d) The balance, if any, shall be distributed to the Partners as follows:

             (i) Until the First Crossover Point, 98% to the Limited Partners and 2% to the General Partners;

             (ii) Until the Second Crossover Point, 85% to the Limited Partner, 10% to MOHS, and 5% to MBIP; and

             (iii) After the Second Crossover Point, 70% to the Limited Partners, 20% to MOHS, and 10% to MBIP.

        B. Notwithstanding the foregoing, during Fiscal Years 1988, 1989, 1990, and 1991, provided that (i) $1,020,000 has been distributed to the Partners pursuant to Section 4.03A for each such Fiscal Year and (ii) Cash Available for Distribution has been applied to pay to Marriott principal and accrued interest on any advances made by Marriott under the Debt Service Guaranty, any remaining Cash Available for Distribution shall be applied without interest to repay Marriott, its successors or assigns which has made any Cash Flow Guaranty Payments, an amount equal to such Cash Flow Guaranty Payments.

        Section 4.04 Distributions of Net Proceeds from Capital Transactions and Net Proceeds from Refinancings.

        Net Proceeds from Capital Transactions and Net Proceeds from Refinancings (other than liquidating distributions pursuant to Section 8.02A) shall be distributed in the following order of priority:

        (a) First, 98% to the Limited Partners and 2% to the General Partners until the Partners have received their Adjusted Capital Contributions;

        (b) Then, to the Limited Partners in an amount equal to their 8% Preferred Return for such year less the amount previously allocated for such year, if any, under this Subsection 4.04(b) or Section 4.03;

        (c) Then, to the Limited Partners in an amount equal to their 8% Preferred Return Arrearage;

        (d) Then, to the General Partners in an amount equal to their General Partners' Preferred Return for such year less the amount previously allocated for such year, if any, under this Subsection 4.04(d) or Section 4.03;

        (e) Then, to the General Partners in an amount equal to their General Partners' Preferred Return Arrearage;

        (f) Then, to repay to Marriott any advances made under the Debt Service Guaranty, together with accrued interest thereon, in accordance with the terms of the Reimbursement Agreement;

        (g) Then, to pay to the Manager any unpaid Contingent Management Fees, as defined in the Hotel Management Agreement, to which Manager is then entitled pursuant to Section 5.0lB of the Hotel Management Agreement; and

        (h) The balance, if any, 70% to the Limited Partners, 20% to MOHS and 10% MBIP.

        B. Net Proceeds from Capital Transactions and Net Proceeds from Refinancings shall be distributed within 90 days after the end of the Fiscal Quarter in which such Capital Transaction or Refinancing occurs. Distributions of Net Proceeds from Capital Transactions and Net Proceeds from Refinancings to the Partners shall be made only after Capital Accounts have been adjusted to reflect all previous allocations of Taxable Income and Tax Losses to the Partners, for distributions of Cash Available for Distribution, and for any other distributions of Net Proceeds from Capital Transactions or Net Proceeds from Refinancings.

        Section 4.05 Allocations Among Partners.
                     --------------------------

        A. Distributions payable, and Taxable Income and Tax Losses allocable, to the Limited Partners shall be paid and allocated among them in the same proportion that the number of Units owned by each Limited Partner bears to the total number of Units then owned by all Limited Partners. Notwithstanding anything to the contrary, the amount of Taxable Income and Tax Losses with respect to each Fiscal Year allocated to each Limited Partner shall be pro rated based upon the period each held his Interest during the Fiscal Year as follows:

             (i) If, pursuant to Section 3.02B, all Limited Partners are not admitted concurrently, such Taxable Income and Tax Losses allocable to the Limited Partner for such Fiscal Year shall be ratably allocated to and among the Limited Partners in proportion to the number of Units each holds from time to time during such Fiscal Year in accordance with Code
        Section 706, using any convention permitted by law and selected by the Managing General Partner. In such event, for purposes of determining and maintaining Capital Accounts pursuant to Section 3.06 hereof only, subsequent allocations of Taxable Income and Tax Losses pursuant to
        Section 4.01 hereof shall be allocated (i) first, so as to offset the Taxable Income and Tax Losses previously allocated for such Fiscal Year or Years, and (ii) the balance, if any, to the Limited Partners in proportion to the Units held by each.

             (ii) If a Unit is assigned during such Fiscal Year in accordance with this Partnership Agreement, the amount of Taxable Income or Tax Losses allocable to the Unit shall be allocated between the assignor and assignee using any convention permitted by law and selected by the Managing General Partner.

             (iii)  In the case of a Capital Transaction, Taxable Income or
        Tax Losses shall be allocated among the Limited Partners who held Units on the last day of the Fiscal Quarter in which the Capital Transaction resulting in Taxable Income or Tax Losses occurred in proportion to the number of Units owned by each such Limited Partner.

        B. For purposes of determining the Taxable Income (or Tax Losses) or any other items allocable to any period, Taxable Income (or Tax Losses) and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing General Partner using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

        C. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations, including allocations of Book Profits and Losses, not otherwise provided for shall be divided among the Partners in the same proportions as they share Taxable Income and Taxable Losses, as the case may be, for such Fiscal Year.

        D. The Partners are aware of the income tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their shares of Partnership income and loss for income tax purposes.

        Section 4.06 Minimum Gain Allocation. Notwithstanding any other
                     -----------------------
provisions of this Article IV, if in any year there is a net decrease in the amount of the Partnership's Minimum Gain, each Partner will be allocated items of Taxable Income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to the greater of
(i) the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such year that is allocable to the disposition of Partnership property subject to one or more non-recourse liabilities of the Partnership; or (ii) the negative balance in such Partner's Capital Account at the end of such year determined before any allocation of Partnership Taxable Income, gain, Tax Losses, deduction or Section 705(a)(2) expenditure for such year, and excluding from such Partner's negative Capital Account balance (a) such Partner's Share of

Minimum Gain, (b) any amount that such Partner is obligated to restore to the Partnership pursuant to Section 3.08 hereof, and (c) any other amount that such Partner is obligated to restore to the Partnership under Treasury Regulation l.704-l(b)(ii)(c) or is deemed to be obligated to restore to the Partnership under Treasury Regulation l.704-lT(iv)(h)(5) or otherwise under the Treasury Regulations promulgated under Code Section 704(b).

        For purposes of this Section 4.06, a Partner's Capital Account balance shall be decreased by the amount of any allocations or distributions described in Treasury Regulation Section l.704-1(b)(2)(ii)(d)(4), (5), or (6) that, as of the end of the taxable year, are reasonably expected to be made to the Partner. Further, for purposes of this Section 4.06, a Partner's share of the net decrease in Partnership Minimum Gain during a taxable year shall be an amount that bears the same relation to the net decrease in Minimum Gain during such year as such Partner's Share of Minimum Gain at the end of the prior taxable year (or, if later, the time immediately following the last time that the Partners' Capital Accounts are increased pursuant to Treasury Regulation l.704-l(b)(2)(iv)(f) or (r) to reflect a revaluation of Partnership property subject to one or more Partnership non-recourse liabilities) bears to the amount of Partnership Minimum Gain at the end of such prior taxable year (or such later date). A Partner's share of any decrease in Partnership Minimum Gain resulting from a revaluation of Partnership Property shall be equal to the amount of the increase in such Partner's Capital Account attributable to such revaluation to the extent of the reduction in Minimum Gain caused by such revaluation.

        Allocations of Taxable Income and gain (hereinafter referred to as a "Minimum Gain Chargeback") required pursuant to this Section 4.06 shall consist first of gains recognized from the disposition of items of Partnership property subject to one or more non-recourse liabilities of the Partnership to the extent of the decrease in Minimum Gain attributable to the disposition of such items of property (or if such gains exceed the amount of the Minimum Gain Chargeback required for such taxable year, the Minimum Gain Chargeback shall consist of a proportionate share of each such gain), and the remainder of such Minimum Gain Chargeback shall consist of a pro-rata portion of the other items of Partnership Taxable Income and gain for that year.

        Section 4.07 Regulatory Allocations. The allocations set forth in
                     ----------------------
Section 4.06 (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b). Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the

Regulatory Allocations shall be taken into account in allocating other Taxable Income, Tax Losses, and items of income, gain, loss, and deduction between the General Partners and the Limited Partners so that to the extent possible, the net amount of such allocations of other Taxable Income, Tax Losses, and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred.

        Section 4.08  Partners' Shares of Partnership Non-recourse Liabilities.
                      --------------------------------------------------------
For purposes of determining each Partner's proportionate share of the excess non-recourse liabilities of the Partnership pursuant to Treasury Regulation 1.752-lT(e)(3)(ii)(c), the Limited Partners shall have a 70% interest in Partnership Taxable Income or profits, MOHS shall have a 20% interest in such Taxable Income and profits and MBIP shall have a 10% interest in such Taxable Income and profits. For this purpose, the interest of each Partner, whether a Limited Partner or a General Partner, in Partnership Taxable Income and profits allocated to the class of Partners to which he belongs will be determined in accordance with Section 4.05 hereof.

        Section 4.09  Certain Special Allocations
                      ---------------------------

        A. Any Syndication Expenses paid or incurred by the Partnership in any accounting period in respect of any Unit shall be specially allocated to and charged to the Capital Account of the Limited Partner owning such Unit during such accounting period.

        B. Any Tax Losses attributable to (i) uninsured losses of the Partnership or (ii) the difference between interest accrued on any unsecured recourse debt of the Partnership or any advances by a General Partner and the interest actually paid by the Partnership shall be specially allocated to the General Partners.

        Section 4.10  Tax Allocations: Code Section 704(c). In accordance with
                      ------------------------------------
Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 3.06 hereof).

        In the event the Gross Asset Value of any Partnership properties is adjusted pursuant to Section 3.06 hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

        Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Book Profits and Losses, other items, or distributions pursuant to any provision of this Agreement.

        Section 4.11  Section 754 Adjustments. Appropriate adjustments may be
                      -----------------------
made in the allocations to the Limited Partners under this Article Four in order to reflect adjustments in the basis of Partnership property permitted pursuant to an election made by the Tax Matters Partner under Section 754 of the Code, the making or not making of such election to be within the sole discretion of the Managing General Partner. If such an election is made, the Partnership will make the basis adjustments and calculate depreciation deductions in accordance with such adjustments only for those Transferees who supply information to the Partnership that enables the Partnership to determine when, and at what price, the Transferee acquired its interest.

        Section 4.12  Section 1445 and Other Requirements. In order to comply
                      -----------------------------------
with Section 1445 of the Code, the General Partners may request any Limited Partner or Substitute Limited Partner to provide an affidavit or other satisfactory evidence that such Limited Partner is not a "foreign person." If a Substitute Limited Partner does not provide such an affidavit or other evidence within thirty (30) days after such request, the Partnership may withhold and pay over to the Internal Revenue Service such portion of the Substitute Limited Partner's distribution as may be necessary to comply with Section 1445 of the Code. Any amounts so withheld and paid over shall be treated as a distribution to such Substitute Limited Partner at the time it is paid over to the Internal Revenue Service. The General Partners may further require that the Limited Partners, including any substitute Limited Partners, comply with any other requirements of the Code relating to "foreign persons."

                                  ARTICLE FIVE

                   RIGHTS, POWER AND DUTIES AND OBLIGATIONS OF
                              THE GENERAL PARTNERS

     Section 5.01. Authority of the General Partners to Manage the Partnership.
                   -----------------------------------------------------------

     A. Subject only to the Consent of the Limited Partners where specifically required by this Agreement, the General Partners shall have the exclusive right and power to conduct the business and affairs of the Partnership and to do all things necessary to carry on the business of the Partnership, and are hereby authorized to take any action of any kind and to do anything and everything they deem necessary or advisable in accordance with the provisions of this Agreement and applicable law. The Limited Partners shall have no right to vote, approve or consent to the actions of the General Partners except as expressly set out in the Agreement or as required by law.

     B. MBIP shall be the Managing General Partner and, as such, shall have exclusive authority and responsibility to conduct the Partnership's business and affairs, including without limitation the matters set forth in Section 5.01E, but subject to MOHS' consent with respect to those matters set forth in Section 5.01H. Without limiting the foregoing, MBIP shall have the exclusive responsibility and authority to administer all matters relating to oversight and supervision of the Manager's performance of its obligations under the Hotel Management Agreement; to communicate with the Limited Partners, including the distribution of the reports set forth in Section 9.04; to make such elections regarding interest rate options and other matters subject to the Partnership's election under the First Mortgage Loan and any other Partnership financing; to approve or disapprove transfers of Partnership interests under Article VII, and to administer all other day-to-day affairs of the Partnership including, without limitation, federal tax matters as further provided in Section 9.06, administration of Partnership insurance programs, preparation of financial statements, and keeping the Partnership's books and records as set forth in
Section 9.01. Notwithstanding the foregoing, the consent of MOHS shall be required for all actions described in Sections 5.01H and 5.02. MBIP may request the advice and assistance of MOHS and its Affiliates in management and administration of Partnership affairs as it deems appropriate.

     C. In the event that the General Partners do not agree with respect to a decision concerning any matter set forth herein or otherwise affecting or arising out of the conduct of the Partnership or other action to be taken by the General Partners, any General Partner may move to submit the matter to arbitration. Upon the motion to submit the matter to arbitration, the General Partners in favor of a certain course of conduct and those opposed shall each, as a group, choose one arbitrator and the two arbitrators so chosen shall choose a third arbitrator. The arbitrators shall then determine what course of action is in the best interests of all the Partners. The decision of a majority of such arbitrators shall be binding on all the General Partners. Any arbitration proceedings shall be conducted in accordance with the rules of the American Arbitration Association.

     D. No Limited Partner (other than a Limited Partner who is also a General Partner) shall participate in or have any control over the Partnership's business or shall have any authority or right to act for or bind the Partnership. The Limited Partners hereby Consent to the exercise by the General Partners of the powers conferred on them by this Agreement.

     E. Except to the extent otherwise provided herein, the General Partners, for and in the name and on behalf of the Partnership, are hereby authorized to:

         (i) execute any and all agreements (including the Hotel Management Agreement), contracts, documents, certifications and instruments necessary or convenient in connection with the development, financing, management, maintenance, operation and disposition of the Partnership properties;

        (ii) borrow money from themselves or others and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership and to secure the same by mortgage, pledge or other lien on the Hotel, or other assets of the Partnership. In connection with the borrowing of money, recourse for the payment of which is limited solely to the property of the Partnership, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

       (iii) prepay in whole or in part, refinance, recast, increase, modify or extend any mortgage debt affecting or encumbering any Partnership property and in connection therewith to execute any extensions, consolidations, modifications or renewals of mortgages on the Hotel or other assets of the Partnership;

         (iv) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services, lend money or sell property to or purchase property from the General Partners or any Affiliate of the General Partners. No such dealing, engaging in business or providing services may involve any direct or indirect payment by the Partnership of any rebate or any reciprocal arrangement for the purpose of circumventing any restriction set forth herein upon dealings with the General Partners or any Affiliate of the General Partners. The General Partners may enter into agreements to employ agents, attorneys, accountants, engineers, appraisers, or other consultants or contractors who may be Affiliates of the General Partners and may enter into agreements to employ Affiliates of the General Partners to provide further or additional management services to the Partnership, provided that any employment of such Persons is on terms no less favorable to the Partnership than those offered by unaffiliated persons for comparable services;

          (v) engage in any kind of activity and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a partnership under the laws of the State of Rhode Island and in each state where the Partnership is then formed, has qualified or does business;

         (vi) increase the number of rooms or expand the facilities and amenities of the Hotel, provided that any such expansion shall require the prior consent of both General Partners.

        (vii) pay out of Partnership funds any and all fees and make any and all expenditures which they, in their sole discretion, deem necessary or appropriate in connection with the organization of the Partnership, the offering and sale of Units, the management of the affairs of the Partnership, and the carrying out of their obligations and responsibilities under this Agreement.

       (viii) cause the Hotel to be maintained and operated in a manner which satisfies in all respects the obligations imposed with respect to such maintenance and operation by any mortgage encumbering the Hotel from time to time and by any lease or rental agreement pertaining to the Hotel;

         (ix) do anything which they deem necessary or appropriate for the protection and preservation of the Partnership's assets;

            (x) make and revoke any election permitted to the Partnership by any taxing authority in such manner as they decide;

           (xi) admit additional and Substitute Limited Partners as provided in this Agreement;

          (xii) cause necessary and proper repairs to be made and supplies necessary for the proper operation, maintenance and repair of the Hotel to be purchased;

         (xiii) cause to be obtained and continued in force all policies of insurance required by any mortgage, lease or other agreement relating to the Hotel or any part thereof, or such additional insurance as they shall in their sole discretion determine, including general partners' liability insurance;

          (xiv) cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Partnership, unless the same are contested by the Tax Matters Partner, which it is hereby expressly authorized to do;

           (xv) cause to be paid all amounts due and payable by the Partnership to any person or entity;

          (xvi) employ such agents, employees, managers, accountants, attorneys, consultants and other persons as are necessary or appropriate to carry out the business and affairs of the Partnership, and to pay reasonable fees, expenses, salaries, wages and other compensation;

         (xvii) effect a Capital Transaction at such time and upon such terms as they shall deem appropriate and in the best interest of the Partnership.

        (xviii) enter into the agreements and engage in the transactions described in the Memorandum including the payment of compensation, fees and expense reimbursements to the General Partners and their Affiliates; and

          (xix) do all other acts and things contemplated by the Memorandum.

     F. Any Person dealing with the Partnership or any General Partner may rely upon a certificate signed by the Secretary or Assistant Secretary of such General Partner, thereunto duly authorized, as to:

          (i)   the identity of any General Partner or any Limited Partner;

         (ii) the existence or nonexistence of any fact or facts which constitute a condition precedent to the acts by the General Partners or in any other manner germane to the affairs of the Partnership;

        (iii) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; and

         (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

     G. Any agreements, contracts and arrangements (other than the Hotel Management Agreement or any of the agreements described in the Memorandum) with any of the General Partners or any of their Affiliates, except for those related to the rendering of legal, accounting, engineering, and investor reporting services by employees of any General Partner and Affiliates of any General Partner, shall be subject to the following conditions:

          (i) the General Partner or any such Affiliate must be actively engaged in the business of rendering such services or selling or leasing such goods, independently of its dealings with the Partnership and as an ordinary ongoing business or must enter into and engage in such business with Marriott system hotels generally and not exclusively with the Partnership;

         (ii) such agreements, contracts or arrangements shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid therefor;

        (iii) no rebates may be received by a General Partner or any such Affiliates, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement;

         (iv) no such agreement, contract or arrangement may be amended in such manner as to increase the fees or other compensation payable to the General Partner or any such Affiliate as contemplated hereunder in the absence of the Consent contemplated by Section 5.02B (iii) or to decrease the responsibilities or duties of the General Partner or any such Affiliate as contemplated hereunder, except to the extent such amended agreement, contract or arrangement complies with subparagraphs 5.01G(i), (ii), (iii), and (v) hereof; and

        (v) any such agreement, contract or arrangement which relates to or secures any funds advanced or loaned to the Partnership by the General Partner or any such Affiliate must reflect commercially reasonable terms, provided that the discretion of the General Partner in determining such terms may not be upset in the absence of a showing of bad faith on the part of the General Partner or such Affiliate.

     H. Notwithstanding anything herein to the contrary, without the Consent of both General Partners, neither General Partner shall have the authority to:

          (i) undertake any of the actions described in Section 5.02;

         (ii) effect any Capital Transaction;

        (iii) refinance the First Mortgage Loan or any other Partnership Debt that is secured by the Partnership's interest in the Hotel or the Ground Lease; or

         (iv) make or cause to be made any capital expenditures of a nature described in Section 7.03 of the Hotel Management Agreement, except such expenditures as are included within the "Building Estimate" described in Section
7.03 of the Hotel Management Agreement.

     Section 5.02. Restrictions on Authority of General Partners.

     A. Without the consent of all the Limited Partners, the General Partners shall not have authority to:

          (i) do any willful act in contravention of this Agreement.

         (ii) confess a judgment against the Partnership that is material in amount when compared to Partnership assets;

        (iii) convert Partnership property to their own use, or assign any rights in specific Partnership property for other than a Partnership purpose;

         (iv) admit any other Person as a General Partner;

          (v) admit a Person as an additional or Substitute Limited Partner, except as provided in this Agreement;

          (vi) knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided for herein or under the Partnership Act;

         (vii)  commingle Partnership funds with those of any other Person; or

        (viii) except as permitted by Section 8.01, voluntarily take any action that will cause the dissolution of the Partnership.

     B. Without the Consent of the holders of a majority in Interest of the Limited Partners, the General Partners shall not have the authority to:

           (i)  acquire hotel properties in addition to the Hotel;

          (ii) sell, exchange, lease, or otherwise dispose of the Hotel or all or a material portion of the Partnership's assets unless (i) both General Partners agree that such transaction is in the best interests of the Partnership and (ii) the Partnership has received an appraisal from a qualified MAI appraiser with experience in valuing hotel properties satisfactory to both General Partners indicating that the Hotel's fair market value does not exceed the sale or base price;

         (iii) effect any amendment to any agreement, contract or arrangement with the General Partners or any Affiliate increasing the compensation payable to such General Partner or any of its Affiliates, or decreasing the responsibilities or duties of the General Partners or any of their Affiliates, which adversely affect the rights of the Limited Partners.

     Section 5.03 Duties and Obligations of the General Partners.
                  ----------------------------------------------

     A. The General Partners shall take all actions which may be necessary or appropriate for the development, maintenance, preservation, operation and disposition of the properties of the Partnership in accordance with the provisions of this Agreement and applicable laws and regulations (it being understood and agreed, however, that the provision of day-to-day property management services for the Hotel and other properties of the Partnership is not an obligation of the General Partners as general partners of the Partnership).

     B. The General Partners shall devote to the Partnership such time as may be necessary for the proper performance of their duties hereunder, but the officers and directors of the General

Partners shall not be required to devote their full time to the performance of such duties.

     C. The General Partners shall maintain at all times a net worth at a level sufficient to meet all present requirements of the Code and applicable regulations, of the Internal Revenue Service, and shall make their best efforts to meet any future net worth requirements set by Congress, the Internal Revenue Service through its regulations, or the courts, to assure that the Partnership will be classified for federal income tax purposes as a Partnership and not as an association taxable as a corporation.

     D. The General Partners shall take such action as may be necessary or appropriate in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or owns property or in which such formation or qualification is necessary in order to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. The General Partners shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Rhode Island, and in the proper office or offices in each other jurisdiction in which the Partnership is formed or qualified, such certificates (including limited partnership and fictitious name certificates) and other documents as are required, but only if required, by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Partners and the amounts of their respective Capital Contributions, provided, however, that, except as otherwise provided in this Agreement, the General Partners shall not be required to promptly deliver or mail to the Limited Partners any certificate or other documents filed under the Partnership Act or any other applicable law.

     E. Each General Partner shall at all times conduct its affairs and the affairs of the Partnership and all of its Affiliates in such a manner that neither the Partnership nor any Partner nor any Affiliate of any Partner will have any personal liability on any Partnership Debt (except for the Debt Service Guaranty), unless in the opinion of the General Partners it would be in the best interest of the Limited Partners for a General Partner to incur such personal liability. The General Partners shall use their best efforts, in the conduct of the Partnership's business, to put all suppliers and other Persons with whom the Partnership does business on notice that the Limited Partners are not liable for Partnership obligations, and all agreements to which the Partnership is a party shall include a statement to the effect that the Partnership is a limited partnership organized under the Partnership Act; but the General Partners shall not be liable to the Limited Partners for any failure to give such notice to such suppliers or other Persons or for any such agreement's failure to contain such statement.

        F. The Tax Matters Partner, in consultation with MOHS, shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partners shall cause the Partnership to pay any taxes payable by the Partnership out of funds of the Partnership available for such purpose.

        G. The Managing General Partner shall obtain and keep in force, or cause to be obtained and kept in force during the term hereof, fire and extended coverage, worker's compensation and public liability insurance in favor of the Partnership with such insurers and in such amounts as the General Partners shall deem advisable, including without limitation coverage under the Marriott self-insurance programs, so-called, but in amounts not less (and with deductible amounts not greater) than those customarily maintained with respect to properties comparable to the Hotel in the Marriott hotel system.

        H. The General Partners shall be under a fiduciary duty to conduct the affairs of the Partnership in accordance with the terms of this Agreement and in a manner consistent with the purpose of the Partnership set forth in Section
2.03. The General Partners shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interest of the Partnership.

        I. The General Partners shall use their best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940. The General Partners shall comply with all laws and regulations and any agreement to which the Partnership is a party or by which it may be bound.

        Section 5.04 Compensation and Reimbursement of General Partners. The
                     --------------------------------------------------
General Partners, in their capacity as General Partners, shall not receive any compensation, salaries, fees, profits or distributions except as described in Article Four, Article Eight and in Schedule III. The Partnership shall reimburse the General Partners for the cost of providing any administrative or other services required or contemplated by this Agreement. Any such costs may include a charge for overhead but without a profit to the General Partners.

        The General Partners or their Affiliates shall also receive the compensation, salaries, and fees described in the Memorandum pursuant to the agreements for services rendered and certain payment guarantees between the General Partners or their Affiliates, as the case may be, and the Partnership described therein.

        Section 5.05 Other Business of Partners. Subject to the General
                     --------------------------
Partners' fiduciary obligations to the Partnership, any Partner may engage independently or with others in other business ventures of every nature and description. Nothing in this Agreement shall be deemed to prohibit the General Partners or any Affiliate of the General Partners from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, financing, management, development or operation of hotels, motels, exhibition halls, convention facilities, restaurants or other food and lodging facilities and receiving compensation therefor. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement, or the partnership relationship created hereby, in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Neither the General Partners nor any Affiliates of the General Partners shall be obligated to present any particular opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and the General Partners and their Affiliates shall have the right to take for their own account (individually or as trustee, partner or fiduciary) or to recommend to others any such particular opportunity.

     Section 5.06 Limitation on Liability of General Partners; Indemnification.
                  ------------------------------------------------------------

        A. The General Partners shall not be liable for the return of the Capital Contributions of the Limited Partners or for any portion thereof, it being expressly understood that any return of capital shall be made solely from the assets of the Partnership; nor shall the General Partners be required to pay to the Partnership or to any Limited Partner any deficit in the Capital Account of any Partner upon dissolution or otherwise, except as provided in Section 3.08.

        B. The General Partners and their Affiliates shall not have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partners or their Affiliates if the

General Partners or their Affiliates, in good faith, determined that such course of conduct was in the best interest of the Partnership and such conduct did not constitute negligence or misconduct of the General Partners or their Affiliates. The General Partners and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partners or their Affiliates. Notwithstanding the foregoing, neither the General Partners nor their Affiliates nor any person acting as a broker/dealer shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving securities law violations as to the General Partners or their Affiliates, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the General Partners or their Affiliates or (c) a court of competent jurisdiction approves a settlement of the claims against the General Partner or its Affiliates. Any indemnity under this Section shall be paid from, and only to the extent of, Partnership assets, and no Partner shall have any personal liability on account thereof. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division with respect to the issue of securities law violations. The Partnership shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

     For purposes of this Section, the term "Affiliates" shall mean any person performing services on behalf of the Partnership that: (i) directly or indirectly controls, is controlled by, or is under common control of a General Partner; (ii) owns or controls ten percent (10%) or more of the outstanding voting securities of a General Partner; (iii) is an officer, director, partner or trustee of a General Partner; or (iv) if the General Partner is an officer, director, partner or trustee, is any company for which a General Partner acts in any such capacity.

                                  ARTICLE SIX

                  Withdrawal and Removal of General Partners

     Section 6.01 Limitation on Voluntary Withdrawal. No General Partner shall
                  ----------------------------------
voluntarily retire, withdraw or resign as a general partner of the Partnership (or voluntarily take any action or fail to take any action which results in such withdrawal or retirement) or sell, transfer or assign all or any part of its Interest as general partner unless:

     (i) if such General Partner is (a) not the sole remaining General Partner, the other General Partner shall have previously consented to such withdrawal, retirement or resigning, the granting or denying of which consent shall be in such other General Partner's absolute discretion; or (b) the sole remaining General Partner, such General Partner obtains the Consent of the Limited Partners and provides an additional or successor General Partner approved by the Limited Partners which additional or successor General Partner is admitted to the Partnership before or upon withdrawal of such sole remaining General Partner; and

     (ii) the Partnership receives an opinion of its counsel to the effect that such withdrawal, retirement, resignation, assignment, transfer or other disposition would not subject the Partnership to federal income taxation as a Person other than a partnership, and would not cause a termination of the Partnership for federal income tax purposes.

     In the event of the withdrawal by a General Partner in violation of this
Section 6.01, such General Partner shall be liable to the Limited Partners for all damages and loss arising therefrom.

     Section 6.02 Termination of General Partner.
                  ------------------------------
     A. Except as otherwise provided in Sections 6.01 and 6.04, in the event of the Termination of any General Partner, the General Partner shall immediately cease to be a general partner and its Interest shall terminate; provided, however, the terminated General Partner's right to receive Taxable Income and Tax Losses and Distributions shall continue and shall inure to the benefit of the terminated General Partner's estate, guardian, conservator, heirs, executor, receiver, successors or assigns, as appropriate, and the rights and obligations of the terminated General Partner with respect to the Partnership for all purposes hereunder (except for any obligations as a result of a Termination in violation of Section 6.01 or 6.04) shall be that of a limited partner. The Termination of a General Partner shall not affect any rights or liability of such terminated General Partner which matured prior to the Termination of such General Partner or the value, if any, at the time of Termination of the terminated General Partner's Interest.

     B. On the Termination of any General Partner, subject to Section 6.02C, the remaining General Partner or General Partners, if any, may continue the business of the Partnership, or, if there be none, all of the Limited Partners shall have the right, within 90 days after such occurrence, to agree in writing to continue the business of the Partnership in accordance with this Agreement and to the appointment, effective as of the date of withdrawal of the last remaining General Partner, of one or more general partners who agree in writing to be bound by this Agreement.

     C. The right to continue the business of the Partnership provided in
Section 6.02B shall be subject to prior receipt by the Partnership of an opinion of counsel to the Partnership that such continuation would not result in the Partnership being classified for federal income tax purposes as a Person other than a partnership.

     Section 6.03 Liability of Terminated General Partner. Upon Termination of a
                  ---------------------------------------
General Partner, the terminated General Partner shall be and remain liable for all obligations and liabilities incurred by it as General Partner prior to the time of, and as a result of, the Termination, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time of such Termination.

     Section 6.04 Removal of General Partner and Valuation of Interest of
                  -------------------------------------------------------
General Partner. In the event of the removal of a General Partner pursuant to
---------------
Section 10.02B, the value of the removed General Partner's Interest as general partner in the Partnership immediately prior to such removal shall be appraised by two independent appraisers, one selected by the removed General Partner and one by the successor general partner(s). In the event that such two appraisers are unable to agree on the value of the removed General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The Partnership shall then pay the removed General Partner the value of its General Partner's Interest as so determined. Upon receiving such payment, said removed General Partner shall cease to be a general partner of the Partnership for all purposes. Any amounts received pursuant to this
Section 6.04 shall constitute complete and full discharge for all amounts owing to the removed General Partner on account of its general partnership Interest in the Partnership, but shall not constitute a discharge of any fees payable to such General Partner pursuant to the terms hereof or otherwise, or a payment of any loans made by such General Partner, which fees and loans shall remain payable in accordance with their terms.

                                 ARTICLE SEVEN

                    TRANSFER OF LIMITED PARTNERS' INTERESTS

     Section 7.01. Restrictions on Assignments.
                   ---------------------------
     A. No Limited Partner shall have the right to assign all or any part of his Interest except with the consent of the Managing General Partner, the giving or withholding of which is exclusively within the discretion of the Managing General Partner, and provided further that:

           (i) No assignment of any Interest may be made if the assignment is pursuant to a sale or exchange of the Interest and if the Interest sought to be assigned, when added to the total of all other Interests assigned within a period of 12 consecutive months prior thereto, would, in the opinion of legal counsel for the Partnership, result in the Partnership being deemed to have been terminated within the meaning of Section 708 of the Code. The Managing General Partner shall give Notification to all Limited Partners in the event that sales or exchanges should be suspended for such reason. Any deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of a calendar month after the end of any such 12-month period, subject to the provisions of this Article Seven.

           (ii) The Managing General Partner may require that any assignment of an Interest in the Partnership be made only if the assignor (the "Transferor") or assignee (the "Transferee") provides an opinion of counsel that such assignment would not require filing of a registration statement under the Securities Act of 1933 or would otherwise not be in violation of any federal or state securities or Blue Sky laws (including any investment suitability standards) applicable to the Partnership.

           (iii) Except in the case of a transfer of a Limited Partner's entire Interest, no purported assignment by a Limited Partner of any Unit after which the assignor or the assignee would hold a fraction of a Unit (other than a one-half Unit), will be permitted or recognized (except for assignments by gift, inheritance or family dissolution or assignments to Affiliates of the Transferor).

           (iv) No assignment of any Interest may be made if, in the opinion of legal counsel to the Partnership, it would result in the Partnership being treated as an association taxable as a corporation.

          (v) No assignment, transfer, sale, or other disposition of any Interest may be made if, in the opinion of legal counsel to the Partnership, it would result in the Partnership not being able to obtain or continue in effect any license permitting the service or sale of alcoholic beverages in the Hotel.

          (vi) No assignment, transfer, sale, or other disposition of any Interest may be made if the Interest sought to be assigned, transferred, sold, or otherwise disposed of, when added to the total of all other Interests assigned, transferred, sold, or otherwise disposed of within the same taxable year, would result in more than five percent of the total Interests outstanding having been assigned, transferred, sold, or otherwise disposed of during such taxable year (the "Five Percent Test"). Notwithstanding the foregoing, the following transfers shall be disregarded for purposes of determining compliance with the Five Percent Test:

               (a) transfers in which the basis of the Interest in the hands of the Transferee is determined, in whole or in part, by reference to its basis in the hands of the Transferor or is determined under Code Section 732;

               (b) transfers at death;

               (c) transfers between members of a Family,

               (d) the issuance of Interests by the Partnership in exchange for cash, property or services;

               (e) distributions from a retirement plan qualified under Code
Section 401(a);

               (f) transfers by a Partner in one or more transactions during any thirty calendar day period of Interests representing in the aggregate more than five percent of the total outstanding Interests; and

               (g) certain other transfers that are disregarded for purposes of Code Section 7704 pursuant to said Section 7704 and any rules and regulations promulgated thereunder.

     The Managing General Partner shall give Notification to all Limited Partners in that event that transfers should be suspended for such reason.

     B. A Transferee is not a Limited Partner, and is not entitled to vote or to the other rights of a Limited Partner, other than the right to receive allocations, to the extent permitted by applicable law, and Distributions, unless the Transferee is admitted as a Limited Partner as provided in Section 7.02.

     C. No transfer, sale or assignment of any Interest may be made if it would cause the Partnership to be in violation of, or subject to greater reporting requirements under, applicable securities laws.

     D. Any Transferor must comply with the record keeping and other requirements of Sections 6111 and 6112 of the Code, including without limitation maintaining for seven years a list of the name, address and taxpayer identification number of the Transferee, the date on which the Interest was transferred, and the Partnership's name, address and tax shelter registration number, if any, or must provide such information to the Partnership.

     Section 7.02 Substitute Limited Partners. No Transferee of an Interest in
                  ---------------------------
the Partnership shall have any right to become a Substitute Limited Partner unless:

     (i) the Transferee files with the Partnership a duly executed and acknowledged written assignment in a form approved by the Managing General Partner specifying the Interest being assigned and setting forth the intention of the Transferor to grant to the Transferee such Interest;

     (ii) the Transferor or the Transferee pays or reimburses the Partnership for its expenses in connection therewith;

     (iii) the Managing General Partner consents in writing to such substitution, the granting of which shall be within the sole discretion of the Managing General Partner and may be arbitrarily and capriciously denied; and

     (iv) the Transferee executes a counterpart of this Agreement (as then in effect) and such other documents as the General Partners may require to confirm the Transferee's undertaking to be bound by this Agreement.

     Section 7.03 Transfer Upon Termination. Subject to Section 7.02, upon the
                  -------------------------
termination of a Limited Partner, his successor-in-interest shall have the right to become a Substitute Limited Partner on written notice to the Partnership within 90 days after the appointment of such Limited Partner's legal representative, but not later than 180 days after the termination of such Limited Partner. If such right is not exercised, the legal representative of the deceased or incapacitated Limited Partner shall have the same rights, subject to the same limitations, as such Limited Partner would have had to sell, transfer or assign his Interest pursuant to Section 7.01.

     Section 7.04 Effective Date of Transfer.
                  --------------------------
     A. Notwithstanding anything in this Agreement to the contrary, the Partnership and the General Partners shall be entitled to treat the Transferor of any Interest as the absolute owner thereof in all respects, and shall incur no liability for any Distribution made in good faith to such Transferor, until such time as the sale, transfer or assignment has become effective and the Transferee admitted as a Substitute Limited Partner after compliance with this Article Seven.

     B. The Taxable Income and Tax Losses attributable to the assigned Interest in the Partnership shall be allocated between the Transferor and Transferee as determined by the General Partners under any method that is reasonable and permitted by applicable law, and such determination shall be binding on the parties.

     Section 7.05 Indemnification and Terms of Admission. Each Limited Partner
                  --------------------------------------
shall, to the full extent permitted by law, indemnify and hold harmless the Partnership, the General Partners, and every other Limited Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual misrepresentation or misstatement of facts or omission to state facts made (or omitted to be made) by such Limited Partner in connection with any assignment, transfer, encumbrance or other disposition of all or any part of an Interest as a Limited Partner in the Partnership, against expenses for which the Partnership, the General Partners, or any other Limited Partner has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement), actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that such indemnification shall not extend to any misrepresentation or misstatement of facts or omission to state facts made (or omitted to be made) by such Limited Partner in good faith or in reliance on statements or omissions of the General Partners.

                                 ARTICLE EIGHT

     Dissolution and Liquidation of the Partnership

Section 8.01 Events Causing Dissolution.
             --------------------------

     A. The Partnership shall be dissolved upon the happening of any of the following events:

          (i) the Termination or removal of the last remaining General Partner unless the business of the Partnership is continued under Section 6.02B;

          (ii) the sale or other disposition of all or substantially all of the assets of the Partnership and distribution of the proceeds to the Partners;

          (iii) the determination of the General Partners, with the Consent of the Limited Partners, that the Partnership should be dissolved; or

          (iv)  the expiration of the term of the Partnership set forth in
Section 2.04.

Dissolution of the Partnership shall be effective on the day on which the event giving rise to the dissolution occurs. Immediately upon dissolution, the General Partners, or if none, the Limited Partners, shall proceed to wind up the affairs of the Partnership, and upon completion of such winding up file a Certificate of Cancellation of the Partnership's limited partnership certificate and liquidate the Partnership's assets as provided in Section 8.02. Notwithstanding the dissolution of the Partnership prior to the winding up of the affairs of the Partnership as aforesaid, the business of the Partnership and the affairs of the Partners as such, shall continue to be governed by this Agreement.

     B. The Partners shall look solely to the assets of the Partnership for all Distributions with respect to the Partnership and their Capital Contributions thereto, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partners or any other Limited Partner.

     Section 8.02 Liquidation.
                  -----------
     A. Upon dissolution of the Partnership, the General Partners, or, if there be no General Partner then remaining a Person designated by the Limited Partners, shall liquidate the assets of the Partnership in such manner as the General Partner or such Person (the "Liquidator") determines, allowing a reasonable time in order to minimize losses attendant on liquidation. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

     (i) to the payment of Partnership Debt and all other liabilities and obligations of the Partnership (including any loans or advances that may have been made by any of the Partners to the Partnership) and to the expenses of the liquidation;

     (ii) to the establishment, for such period deemed reasonably necessary, of such reserves deemed reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Partnership;

     (iii) to the Partners in accordance with their Capital Account balances.

     B. Notwithstanding the foregoing, in the event the Liquidator shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the Liquidator, in order to avoid such loss, may, after having given Notification to all the Limited Partners, to the extent not then prohibited by the limited partnership act of any jurisdiction in which the Partnership is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy Partnership Debt and other obligations of the Partnership, or distribute the assets of the Partnership in kind.

     C. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by random number from a list of three qualified appraisers obtained by the Liquidator from the American Institute of Real Estate Appraisers. The assets shall be treated as if sold by the Partnership and any Taxable Income or Tax Losses shall be allocated to the Partners in accordance with Section 4.02 hereof.

     D. In the event the Partnership is "liquidated" within the meaning of Treasury Regulation Section 1.704--l(b)(2)(ii)(g), distributions shall be made pursuant to this Article Eight by the end of the taxable year within which such "liquidation" occurs (or, if later, within ninety (90) days after the date of such "liquidation"). Distributions pursuant to the preceding sentence may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the

Partnership arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement.

     Section 8.03. Liquidation of a Partner's Interest. In the event of a
                   -----------------------------------
"liquidation" of a Partner's Interest in the Partnership within the meaning of Treasury Regulation Section 1.704-l(b)(2)(ii)(g), an amount equal to the Partner's Capital Account balance, as determined after taking into account all capital account adjustments for the Partnership taxable year during which the "liquidation" occurs, shall be distributed to the Partner in respect of such liquidated Interest by the end of the Partnership's taxable year within which such "liquidation" occurs (or if later, within ninety (90) days after the date of such "liquidation").

                                 ARTICLE NINE

                         Books and Records, Accounting
                         Reports, Tax Elections, Etc.

     Section 9.01. Books and Records. The books and records of the Partnership,
                   -----------------
including without limitation those required by Section 7-13-5 of the Partnership Act, shall be maintained at the principal office of the Partnership and shall be available for examination there by any Partner or such Partner's duly authorized representatives at any and all reasonable times. Any Partner, upon paying the costs of collection, duplication and mailing, shall be entitled, upon written application to the Managing General Partner, to obtain:

          (i) true and full information regarding the state of the business and financial condition of the Partnership;

          (ii) a copy of the Partnership's federal, state and local tax returns and reports, if any, for each fiscal year;

          (iii) a current list of the full name and last known business address of each Partner identifying in alphabetical order the General Partners and the Limited Partners, and a copy of this Agreement, the certificate of limited partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, any certificates of limited partnership, or any amendments thereto have been executed;

     (iv) copies of any Partnership financial statements; and

      (v) other information regarding the affairs of the Partnership as is just and reasonable or required by Section 7-13-5 of the Partnership Act.

     Section 9.02 Accounting and Fiscal Year. The books of the Partnership will
                  --------------------------
be kept on the accrual income tax basis. The Partnership will report its operations for federal income tax purposes on the accrual method. The Fiscal Year of the Partnership shall commence on January 1 and end on December 31 of each year.

     Section 9.03. Bank Accounts and Investments. The bank accounts of the
                   -----------------------------
Partnership shall be maintained in such banking institutions as the Managing General Partner shall determine and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the Managing General Partner may determine. All deposits and other funds not needed in the operation of the business or not yet invested may be invested in U.S. government securities, securities issued or guaranteed by U.S. government agencies, securities issued or guaranteed by states or municipalities, certificates of deposit and time or demand deposits in commercial banks, bankers' acceptances, savings and loan association deposits or deposits in members of the Federal Home Loan Bank System. The funds of the Partnership shall not be commingled with the funds of any other Person.

     Section 9.04 Reports. The Managing General Partner shall deliver to each
                  -------
Partner the following:

     A. As soon as practicable but in no event later than 75 days after the end of each Fiscal Year of the Partnership, such information as shall be necessary for the preparation by such Partner of a federal income tax return, and state income or other tax returns with regard to jurisdictions in which the Partnership owns property or conducts business. Such information shall include computation of the distributions to such Partner and the allocation to such Limited Partner of the Taxable Income or Tax Losses, as the case may be, during such Fiscal Year; and

     B. Within 120 days after the end of each Fiscal Year of the Partnership, a statement prepared by the Managing General Partner in consultation with MOHS, and audited and certified by a firm of independent public accountants selected by the General Partners as to the items in clauses (i) and (ii) below, which statement shall set forth the following:

       (i) a statement of assets, liabilities and Partners' capital, a statement of income and expenses on an accrual basis and statement of sources and uses of funds, and a statement of changes in Partners' capital, all of which may be prepared on an income tax basis;

      (ii) the balances in the Capital Accounts of the Limited Partners and of the General Partners;

     (iii) a report (which need not be audited) summarizing the fees, commissions, compensation and other remuneration and reimbursed expenses paid by the Partnership for such Fiscal Year to the General Partners or any Affiliates of the General Partners and the services performed; and

      (iv) a report of the activities of the Partnership during the period covered by the report.

     C. Within 75 days after the end of each Fiscal Quarter of the Partnership, the Managing General Partner shall send to each Person who was a Partner at any time during the Fiscal Quarter then ended (i) a balance sheet (which need not be audited), and (ii) a profit and loss statement (which need not be audited), and any other pertinent information regarding the Partnership and its activities during the period covered by the report.

     D. Concurrent with the report sent pursuant to Section 9.04C for the third Fiscal Quarter of each Fiscal Year, the Tax Matters Partner will furnish the Partners with an estimate of Taxable Income or Tax Losses per Unit for such Fiscal Year as a whole.

     E. The Managing General Partner shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner meets the suitability standards for investors established by the Partnership and the various states' Blue Sky laws. The Managing General Partner shall prepare and file in a timely manner all reports required to be filed pursuant to all applicable Blue Sky laws.

     F. The Managing General Partner may prepare and deliver to the Partners from time to time in their sole discretion during each Fiscal Year, in connection with Distributions, unaudited statements showing the results of operations of the Partnership to date of such statement.

     Section 9.05 Tax Depreciation and Elections.
                  ------------------------------

     (a) With respect to all depreciable assets of the Partnership, the Partnership may elect any permitted method of depreciation which, in the judgment of the Tax Matters Partner, will be in the best interests of the Partnership.

     (b) The Tax Matters Partner may, in its sole discretion but in consultation with MOHS, in any Fiscal Year make an election under Section 754 of the Code and such other tax elections as it may from time to time deem necessary or appropriate.

     Section 9.06 Designation of Tax Matters Partner.
                  ----------------------------------

     A. MBIP shall act as the tax matters partner (the "Tax Matters Partner") of the Partnership, as provided in regulations pursuant to Section 6231 of the Code. Each Partner hereby consents to such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such consent.

     B. To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Partners shall furnish the name, address, profits, interest and taxpayer identification number of each Partner to the IRS.

     C. To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Partner shall inform each Partner of administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review").

     D. The Tax Matters Partner is authorized, but not required:

        (i) to enter into any settlement with the IRS with respect to any tax audit or judicial review, and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Partners except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner;

        (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final judgment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

        (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

         (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

         (vi) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     E. The Partnership shall, to the full extent permitted by law, indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liability, losses and damages incurred in connection with any tax audit or judicial review proceeding with respect to the tax liability of the Partners, and the payment of all such expense shall be made before the distribution of Cash Available for Distribution. Neither the General Partners nor any Affiliate nor other person shall be obligated to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of General Partners and indemnification set forth in Section 5.06 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

                                   ARTICLE TEN

                Meeting and Voting Rights of Limited Partners

     Section 10.01 Meetings.
                   --------

     A. Meetings of the Limited Partners for any purpose may be called by the General Partners and shall be called by the General

Partners upon receipt of a request in writing signed by holders of 10% or more of the Units. Notification of any such meeting shall be sent to the Limited Partners within ten business days after receipt of such a request. Such request shall state the purpose of the proposed meeting and the matter proposed to be acted upon thereat. Such meeting may be held at the principal office of the Partnership or at such other location within the United States as the General Partners may deem appropriate or desirable. In addition, the General Partners may, and, upon receipt of a request in writing signed by holders of 10% or more of the Units, the General Partners shall, submit any matter (upon which the Limited Partners are entitled to act) to the Limited Partners for a vote by written Consent without a meeting.

     B. Notification of any such meeting shall be given not less than 15 days nor more than 60 days before the date of the meeting, to each Limited Partner at their addresses as they appear on Partnership records, or at such other address which they may have furnished in writing to the General Partners. Such Notification shall be in writing, and shall state the place, date, hour and purpose of the meeting, and shall indicate that it is being issued at or by the direction of the Partner or Partners calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notification of the adjourned meeting. The presence in person or by proxy of holders of a majority of the Units shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if there be no such quorum, holders of a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notification of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Limited Partner entitled to such notice who, in a writing executed and filed with the records of the meeting, either before or after the time thereof, waives such Notification.

     C. For the purpose of determining the Limited Partners entitled to vote at any meeting of the Partnership or any adjournment thereof, the General Partners or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination of Limited Partners. Such date shall be not more than 60 days nor less than 15 days before any such meeting.

     D. Limited Partners may authorize any Person to act for them by proxy in all matters in which a Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or the Partner's attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

     E. At each meeting of Limited Partners, the General Partners shall appoint such officers and adopt such rules for the conduct of such meeting as the General Partners shall deem appropriate.

     Section 10.02 Special Voting Rights of Limited Partners.
                   -----------------------------------------

     A. If at any time any agreement (including the Hotel Management Agreement) vests operating management of any property of the Partnership in the General Partners or any Affiliate of the General Partners, and if pursuant to the terms of such agreement, the Partnership has a right to terminate such agreement as a result of the failure of the operation of such property to attain any economic objective, the Limited Partners, without the Consent of the General Partners, may, upon the affirmative vote of the holders of a majority of the Units, take action to exercise the right of termination set forth in such agreement.

     B. To the extent not inconsistent with applicable law, in the event that the General Partners have committed and not remedied any act of fraud, bad faith, gross negligence or breach of fiduciary duty in carrying out their duties as the general partners, holders of a majority of the Units may, without the Consent of the General Partners, vote to:

          (i) amend this Agreement; provided, however, that the allocable percentage interests of the Partners in the allocations set forth in Article Four may not be altered, and no new material obligation may be imposed on any Partner without such Partner's approval;

         (ii) dissolve the Partnership;

        (iii) remove the General Partners, provided that a new General Partner is elected within 60 days following the effective date of such removal. A new General Partner may be elected by holders of a majority of the Units, provided that such new General Partner is admitted to the Partnership before or upon the removal or withdrawal of the last remaining General Partner, or, in the alternative, a new General Partner must be elected by all of the Limited Partners if such new General Partner is admitted to the Partnership after the removal or withdrawal of the sole remaining General Partner, in which event such admission shall be effective as of the date of removal or withdrawal of the sole remaining General Partner; or

         (iv) approve or disapprove the sale of all or substantially all of the assets of the Partnership.

                                 ARTICLE ELEVEN

                            Miscellaneous Provisions

     Section 11.01 Appointment of Each General Partner as Attorney-in-Fact.
                   -------------------------------------------------------

     A. Each Limited Partner, including each additional and Substitute Limited Partner, by the execution and delivery of the Subscription Agreement, irrevocably constitutes and appoints each General Partner and the President, any Vice President, Secretary, Treasurer, Assistant Secretary, and Assistant Treasurer of any corporate General Partner, as his true and lawful attorney-in-fact with full power and authority in such Limited Partner's name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

          (i) all certificates and other instruments, including counterparts of this Agreement, and any amendment or restatement thereof, which the General Partners deem appropriate to form, qualify or continue the Partnership as a limited partnership (or as a partnership in which the Limited Partners will have limited liability comparable to that provided by the Partnership Act) in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of the General Partners, necessary or desirable to protect the limited liability of the Limited Partners;

         (ii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which the General Partners deem appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

        (iii) all documents or instruments which the General Partners deem appropriate to reflect the admission of a Limited

Partner (including any Substitute Limited Partner), the dissolution of the Partnership, sales or transfers of Partnership property, sales or transfers of Partnership Interests, or the initial amount or increase or reduction in amount of any Partner's Capital Contribution or reduction in any Partner's Capital Account.

     B. The appointment by all Limited Partners of each General Partner and the aforesaid officers of any corporate General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive, and not be affected by, the Bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units such Person; provided, however, that in the event of the transfer by a Limited Partner of all of such Limited Partner's Units, the foregoing power of attorney of a Transferor Limited Partner shall survive such transfer only until such time as the Transferee shall have been admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

     C. Each General Partner and the aforesaid officers of any corporate General Partner may exercise the power of attorney on behalf of the Limited Partners by a facsimile signature of the General Partner or one of its officers, or by the signature of the General Partner or one of its officers acting as attorney-in-fact for all of the Limited Partners.

     Section 11.02 Amendment.
                   ---------

     A. Each additional or Substitute Limited Partner and any successor General Partner shall become a signatory hereof by signing such number of Subscription Agreements and such other instrument or instruments, and in such manner, as the General Partners shall determine. By so signing, each additional or Substitute Limited Partner or successor General Partner, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement; provided, however, that no such counterpart shall be binding until it shall have been accepted by the General Partners.

     B. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partners with the Consent of the holders of a majority of the Units; provided, however, that without the Consent of the Partners to be adversely affected by the amendment, this Agreement may not be amended so as to (i) convert the Units of a Limited Partner into a general partner's interest; (ii) modify the limited liability of a Limited Partner; or (iii) alter the Interest of a Partner in Taxable Income, Tax Losses, Cash Available for Distribution, Distributable Proceeds from Refinancings and Distributable Proceeds from Capital Transactions, or other cash distributions or reduce the percentage of Units which is required to Consent to any action hereunder.

     C. In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partners, without the Consent of any of the Limited Partners; (i) to add to the representations, duties or obligations of the General Partners or to surrender any right or power granted to the General Partners herein which surrender is for the benefit of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or other federal agency or by a state Blue Sky commissioner or similar such official, which addition or deletion is deemed by such Commission, agency, commissioner or official to be for the benefit or protection of the Limited Partners, and (iv) to conform the provisions of this Agreement to the requirements of any changes in the Internal Revenue Code or any Treasury Regulations promulgated thereunder, which the General Partners shall deem to be in the best interests of the Limited Partners; provided, however, that no amendment shall be adopted pursuant to this Section 11.02C unless the adoption thereof (i) is for the benefit of or not adverse to the interests of the Limited Partners; (ii) is consistent with Section 5.01; (iii) does not materially affect the distribution of Cash Available for Distribution or Distributable Proceeds from Capital Transactions, or Distributable Proceeds from Refinancings or the allocation of Taxable Income or Tax Losses, or such other allocations and distributions as are contained in Article Four among the Limited Partners or between the Limited Partners as a class and the General Partners; and (iv) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

     D. If this Agreement shall be amended as a result of substituting a Limited Partner, the amendment to this Agreement shall be signed by the General Partners and by the Person to be substituted or added and, if a Limited Partner is to be substituted, by the assigning limited Partner. If this Agreement shall be amended to reflect the withdrawal or removal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner (and the General Partner hereby so agrees) and by any additional or successor General Partner.

     E. In making any amendments, there shall be prepared and filed for recordation by the General Partner such documents and certificates as shall be required, but only if required, to be prepared and filed under the Partnership Act and under the laws of the other jurisdictions under the laws of which the Partnership is then formed or qualified, not less frequently, in the case of a substitution of a Limited Partner, than once each calendar quarter.

     Section 11.03 Binding Provisions. The covenants and agreements contained
                   ------------------
herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

     Section 11.04 Applicable Law. This Agreement shall be construed and
                   --------------
enforced in accordance with the laws of the State of Rhode Island.

     Section 11.05 Counterparts. This Agreement may be executed in several
                   ------------
counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

     Section 11.06 Separability of Provisions. Each provision of this Agreement
                   --------------------------
shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of, or affect, those portions of this Agreement which are valid.

     Section 11.07 Section Titles. Section titles are for descriptive purposes
                   --------------
only and shall not control or alter the meaning of this Agreement as set forth in the text.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    GENERAL PARTNERS:

                                    MB INVESTMENT PROPERTIES, INC.


                                    By /s/ [SIGNATURE APPEARS HERE]
                                       --------------------------------
                                    MOHS CORPORATION

                                    By /s/ [SIGNATURE APPEARS HERE]
                                       --------------------------------

                                    WITHDRAWING INITIAL LIMITED PARTNER:

                                    Mutual Benefit Financial Service
                                    Management Company INC.


                                    By /s/ [SIGNATURE APPEARS HERE]
                                       --------------------------------

                                    LIMITED PARTNERS
                                    (Who are named in Schedule I)
                                    BY THEIR ATTORNEY-IN-FACT, MB
                                    INVESTMENT PROPERTIES, INC.


                                    By /s/ [SIGNATURE APPEARS HERE]
                                       --------------------------------
                                             Attorney-in-Fact

                                  SCHEDULE I

                 [Name, business address, cash contribution,
                   and number of Units of Limited Partners]

                                  SCHEDULE II

                     [Legal Description of Hotel Property]

                                 SCHEDULE III
                        GENERAL PARTNERS' COMPENSATION


        In addition to the salaries, fees, profits or distributions set forth in the Partnership Agreement, the General Partners shall receive the following compensation in their capacities as General Partners. Nothing herein shall be construed to prohibit or limit the payment of compensation to the General Partners (or any of their Affiliates) pursuant to any agreement between one or more of the General Partners (or any of their Affiliates) and the Partnership, pursuant to which the General Partners (or any of their Affiliates) guarantee to make payment on behalf of or provide services to the Partnership.

General Partner
Receiving                  Type of
Compensation               Compensation                 Amount
------------               ------------                 ------

MBIP                       General Partner
                            Supervisory Fee         $   235,000 (1)
MBIP                       General Partner Finan-
                            cial Advisory Fee           235,000 (2)

-------------------------------

 (1) Payable on Closing for services to be performed by MBIP in the supervision of Partnership affairs during the first five years of Partnership operations, including in particular its supervision of the Manager during its start-up operational period.

 (2) Payable on Closing for services performed in organizing and structuring the offering of Units pursuant to the Memorandum.



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